Danliuliu

Danliuliu Cooperation Agreement

Agreement No.: [2016]-06

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Party B: Hangzhou Wuyun Network Technology Co., Ltd.

Date of signing: June 15, 2016

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Address: Room 2401-2404, Shanghai Mart, No. 2299, West Yan’an Road, Changning District, Shanghai

Contact person: Ju Longfei

Tel.: 13963929482

Postcode: 200050

Party B: Hangzhou Wuyun Network Technology Co., Ltd.

Address: Room 1506, Yuanyue Building, No. 3730, Nanhuan Road, Binjiang District, Hangzhou, Zhejiang

Contact person: Liu Jianwei

Tel.: 13296759393

Postcode: 310051

Based on the principles of fairness, justice, reciprocity and mutual benefits, through friendly negotiation, Party A and Party B voluntarily enter into this contract concerning the relevant matters of releasing advertisements on the financial experience marketing platform of Danliuliu Internet of Party B entrusted by Party A after full negotiation so as to abide by and implement it.

The contract reads as follows:

I. Matters of Advertising Release Service

1. Service content

(1) Release form: Experience advertising of online loan platform

(2) Term of contract: from June 15, 2016 to Dec. 14, 2016

(3) During the release period under this contract, if Party A has new advertisement items, it needs only to sign the “Attachment of Danliuliu Advertising Release Contract”; and there is no need to sign the text of this contract again;

2. Payment terms, details and ways of cooperation: please see the attached table “Attachment of Danliuliu Advertising Release Contract”

3. Before the starting date of release stipulated herein, Party A shall pay the current advertising expense by transfer or in other forms. Please see “Attachment of Danliuliu Advertising Release Contract” for the specific total amount.

4. The information of receiving bank account of Party B shall be listed below:

Account name: Huangzhou Wuyun Network Technology Co., Ltd.

Opening bank: Hangzhou Jiangnan Sub-branch of China Construction Bank

Account No.: 33050161818200000020

II. Legal Notices

Party A and Party B shall declare and guarantee that from the day of signing this contract:

1. both parties shall be entitled to conduct the transaction under this contract and such transaction shall meet the provisions of the scope of business;

2. both parties shall be fully authorized and entitled to enter the contract with full power and carry out their respective obligations under this contract;

3. the authorized representative of each party has obtained full authorization and can sign this contract on behalf of each party;

4. so far as each party knows, one party has disclosed to the other party all the documents which may have a great adverse impact on the performance of the obligations under this contract issued by the government under which the party was registered or conducts its primary business the place of business;

5. this contract shall come into effect as of the execution date;.

6. from the effective date, this contract is legally binding upon both parties;

7. each party shall guarantee that the signing and performance of the contract and the business transaction planned according to this contract shall not be in violation of the Chinese law in any way.

III. Obligations of Party B

1. Party B shall be responsible for conducting the advertisement putting management on the platform of Party B for Party A according to the provisions of this contract.

2. Party B shall be responsible for the management and supervision of the advertisement putting website.

3. Party B shall guarantee that it shall provide consulting service for Party B during normal work hours (9: 00 to 18: 00) during the period of on-line advertisement putting.

4. Party B shall keep the confidential secrets of Party A. After the termination of this contract, Party B shall also have an obligation to keep the business technical intelligence and data of Party A confidential.

IV. Obligations of Party A

1. Party A shall settle and pay the advertising expenses in accordance with the provisions of this contract. If Party A fails to pay the advertising expenses in time, Party B has the right to stop its advertisement putting service and shall be entitled to hold Party A liable for the losses and damages.

2. Party A shall guarantee that it shall cooperate with Party B to implement advertisement pricing or other relevant statistical changes and shall guarantee the normal running and stability of the website of Party B within the term of the contract.

3. Party A shall guarantee the truthfulness and fairness of the data generated and registered by it or the turnover. The false data shall not be returned.

4. Party A has the obligation to provide Party B with the proof of real data or access to the back desk when Party B has inquiries in this regard.

5. If Party A cannot return data in real time due to technical problems in response to Party B’s inquiries, the forms shall be returned to the back desk subsequently. The data return period shall not exceed two (2) business days. If it is required to return again due to the return error, the return cycle shall not exceed one business day (excluding the extension of the data return caused by the force majeure).

6. Party A shall ensure that the Internet advertising content it promotes does not contain the following:

√ the contents which are the reactionary, slanderous, pornographic, obscene or other illegal contents stated by the law of China;

√contents in violation of intellectual property rights or other rights of any third party (including but not limited to copyright, patents, trademarks, trade secrets and technical secrets, etc.);

√contents diminishing the public image or privacy of any third party;

√the hyperlinked pictures provided by Party A that are not in conformity with the provisions of the advertising law;

√contents not allowed under other laws and regulations.

7. Party A shall keep the business secrets of Party B. Without the permission of Party B, Party A shall not arbitrarily disclose the cooperation contents of both parties and the contract terms to any third party. After the termination of this contract, Party A shall also have an obligation to keep the business technical intelligence and data of Party A confidential.

V. Advertising Expenses

1. Both parties confirmed that the behavioral data provided by the statistical platform of Party B shall prevail. And the data returned shall not be changed again.

2. Party A shall pay the advance payment by bank transfer within three days before the release of the current advertisement. See “Attachment of Danliuliu Advertising Release Contract” for specific amounts.

3. Party B shall send the invoice to Party A within three business days after the receipt of the advance payment.

4. All the advance payment for the cooperation shall be used to cover the costs and expenses of all advertisements put on the platform of Party B by Party A. The item is not put in separately for some specific advertisement.

VI. Party A’s and Party B’s Liability for Breach of Contract

If any party breaches the obligations described in this contract, the other party shall promptly notify the party in breach, and both parties shall settle it through negotiation. If the default continues or the party refuses to perform its obligations, in addition to the compensation paid from the defaulting party for all the losses caused thereby, the non-breaching party shall be entitled to terminate this contract in advance.

1. If one party fails to perform the obligations according to the provisions of the contract, the party in breach shall pay the liquidated damages for its delay in performance every day to the non-breaching party at a rate of 0.03 percent (0.03%) of the total amount of the contract from the date of default.

2. If Party A fails to return data to Party B within the time limit stipulated in this contract, after two business days from the due date, Party B shall have the right to suspend Party A’s advertisements until Party A completes the data return.

3. If Party B fails to release advertisements of Party A in the short term due to attacks to the server, earthquakes, fires, wars and other unexpected incidents happened to the server, Party B shall notify Party A within 24 hours of the accident, and after restoration, the release term shall be extended unconditionally.

4. If both parties are at fault, both parties shall bear the consequences of their fault respectively.

VII. Termination of Contract

If any of the following circumstances occurs, the contract may be terminated:

1. In terms of the circumstances under which one party may terminate the contract, the non-breaching party may terminate this contract voluntarily;

2. If Party B fails to release advertisements for Party A timely due to force majeure and this situation continues for more than 30 days, either party shall be entitled to give a written notice of termination of the contract;

3. Party A and Party B, in which either party declares bankruptcy or enters into liquidation or reorganization procedures;

4. Termination stipulated by other laws and regulations;

5. The termination of this contract does not affect the settlement and payment obligations under this contract.

VIII. Disputes and Settlement Agreement

1. Disputes arising from the interpretation and execution of this contract shall be settled through negotiation or mediation by a neutral third party.

2. If the dispute can not be settled or the parties cannot reach an agreement, either party may submit the dispute to arbitration.

3. The arbitration institution for any contract dispute chosen by both parties through negotiation shall be the Hangzhou arbitration commission (the “Commission”).

4. Both parties shall consult with the Commission for arbitration in accordance with the rules of arbitration.

IX. Miscellaneous

This contract shall enter into force from the date on which the two parties sign and seal (both written form and electronic scanning form shall be valid). For the data released by both parties, the payment amount shall be subject to the provisions of the schedule attached to the contract. At the same time, both parties shall keep all the contents of the contract confidential. Without the consent of the other party, one party shall not disclose any form of this contract to any third party; if the any part of the contract is leaked to a third party, the non-breaching party will have the right to hold the leaking party responsible.

No text below

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. Authorized representative: Ju Longfei Tel.: 13963929482 (Seal of organization) Date of signing: June 15, 2016	Party B: Hangzhou Wuyun Network Technology Co., Ltd. Authorized representative: Lai Jiakai Tel.: 15888809743 (Seal of organization) Date of signing: June 5, 2016

Attachment of Contract of Danliuliu Advertisement Issuing(I)

Contract No.: [2016]-02

According to the negotiation, terms and conditions related to the Attachment of Contract of Danliuliu Advertisement Issuing are agreed as follows:

Party A:

Party B: Hangzhou Wuyun Network Technology Co., Ltd.

1. This contract will take effect from the date of signing by two sides, unless otherwise expressly regulated by both sides, the fax of this contract is effective.

2. The Attachment of Contract of Danliuliu Advertisement Issuing is one part of the contract, having equal legal effect with this contract.

3. Amounts involved in the attachment are all China Yuan;

Advertisement project	Project type	Term of issuing	Payment amount(Yuan)	Time of payment
Promotion of channel	Payment upon effect	June, 2016	Settlement as per actual commission (excluding tax）	Before July 10th
Data standard	Related address of confirmation page of registration of link address
The return of Party B’s data interface shall prevail	WWW. Tan66. com

Requirement and price of act effects

Party A pays a certain proportion of service charge of promotion to Party B as per Party B’s accumulated investment amounts in Huiying Jinfu platform, according to friendly negotiation by two sides, the collection proportion of service charge of promotion is calculated as per 12% of annual returns, calculation is carried out as per the annual returns of investment term, the targeted investment term at the time of bidding displayed on Party A’s page prevails. (Computational formula of service charge of promotion is annexed) Investment amount X Investment term (month) /12X12%~Commission is settled as per actual amount of capital introduction, tax is not included into commission(if it needs to issue value added tax invoice, the tax will be charged as per 6% of actual commission).

Total advertisements	Payment method	Quota
Expend in accordance with advance payment	Transfer	No

Party A’s account No.:	Account name Bank of deposit Account No.	Hangzhou Wuyun Network Technology Co., Ltd. China Construction Bank, Hangzhou Jiangnan Branch 33050161818200000020
Remarks:

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.	Party B: Hangzhou Wuyun Network Technology Co., Ltd.

Address: Room 2401-2404, Shanghai Mart, No. 2299, West Yan’ an Road, Changning District, Shanghai

Postcode: 200050

Contact person: Ju Longfei

Tel: 13963929482,

Authorized representative: Ju Longfei

(unit seal)

Signing date: Jun.15th, 2016

Address: Room 1506, Yuanyue Building, No. 3730, Nanhuan Road, Binjiang District, Hangzhou, Zhejiang

Postcode: 310051

Contact person: Liu Jianwei

Tel: 13296759393,

Authorized representative: Lai Jiakai

(unit seal)

Signing date: Jun.15th, 2016